UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2018 (June 16, 2018)

FC GLOBAL REALTY INCORPORATED

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

40 Ramland Road South, Suite 200, Orangeburg, NY	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-619-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2018, the Board of Directors of the Company appointed Michael R. Stewart to fill the positions of both Chief Executive Officer and Chief Financial Officer of the Company, and entered into an employment agreement (the “Employment Agreement”) with Mr. Stewart.  The information set forth under Item 5.02 regarding the Employment Agreement is incorporated by reference into this Item 1.01.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

FC Global Realty Incorporated (OTC/TASE: FCRE and the “Company”) today announced the following changes to its officers and members of its board of directors:

Resignation of Officers

Effective June 16, 2018, Vineet P. Bedi resigned his position as Chief Executive Officer and President of the Company, as well as President of the Company’s subsidiaries.

Also effective June 16, 2018, Matthew Stolzar resigned his position as Chief Financial Officer and Chief Investment Officer of the Company and of the Company’s subsidiaries.

Appointment of Officers

On June 20, 2018, the Board of Directors of the Company appointed Michael R. Stewart to fill the positions of both Chief Executive Officer and Chief Financial Officer of the Company.

Michael R. Stewart has served as a member of the Company’s Board of Directors since May 17, 2017. Mr. Stewart is a seasoned executive with over 25 years of experience in C-level positions and 36 total years of experience in executive management, operations and finance. He brings a wealth of expertise with particular strength in operations, financial management, strategy, M&A, capital raise, FDA matters, medical reimbursement as well as sales, marketing, product development and product launch. He has extensive U.S. and International market expertise and has significant experience with public company board and SEC matters. Currently, Mr. Stewart operates as a private consultant to multiple companies, which he started in late 2016. He is working with companies from private start-up to mid-size public companies assisting them with major negotiations, new product and company launches, merger and acquisitions and capital raises. From 2014 through 2016, Mr. Stewart served as President, Chief Executive Officer and Director of publicly traded STRATA Skin Sciences, Inc. From 1990 to 2014, Mr. Stewart held the positions of CEO, COO and CFO at two publicly traded companies. In addition to his executive career and his non-independent board positions, Mr. Stewart has served as an independent public company director and as an advisor to the board of several private companies. Mr. Stewart obtained both his MBA in Finance and his BS in Accounting from LaSalle University in Philadelphia.

Mr. Stewart was appointed until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Stewart and any other person pursuant to which Mr. Stewart was appointed to serve as the Chief Executive Officer and Chief Financial Officer of the Company. There are no family relationships among Mr. Stewart and our directors or officers. There has been no transaction, nor is there any currently proposed transaction, between Mr. Stewart and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On June 20, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Stewart. The term of the Employment Agreement with Mr. Stewart (the “Executive”) is for a period of one (1) year and automatically renews for additional one (1) years period(s) unless terminated by either the Company or an Executive in writing by notice to such Executive or the Company delivered no fewer than 90 days prior to expiration of the then-applicable term.

Under the Employment Agreement, Mr. Stewart is entitled to a base salary of $400,000 per annum, payable in accordance with the Company’s normal payroll practices. Further increases in base salary during the term of the Employment Agreement shall be determined from time to time in the sole discretion of the Board based upon such criteria as they deem relevant, or based on no particular criteria whatsoever. The Company also agreed to grant to him 400,000 shares of the Company’s Common Stock, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of execution of the Employment Agreement. The Executive shall fully vest in all of the shares if the Executive’s employment with the Company terminates upon the occurrence of a change in control. The Executive’s rights to non-vested shares of stock of the Company shall immediately be forfeited upon the termination of his employment with the Company unless that termination is made by the Company without Cause or by the Executive for Good Reason, in each case, as such term is defined in the Employment Agreement.

Pursuant to the Employment Agreement, the Executive and his dependents are entitled to participate in the Company’s healthcare plans, welfare benefit plans, life insurance plans or policies, fringe benefit plans and any qualified or non-qualified retirement plans as in effect from time to time (collectively, the “Employee Benefits”), on the same basis as those benefits are made available to the other senior executives of the Company, in accordance with the Company policy as in effect from time to time and in accordance with the terms of the applicable plan documents (if any). In lieu of participating in the Company’s group health insurance plan, the Company, at the Executive’s request, shall reimburse the Executive for the costs incurred by the Executive in retaining a separate health insurance plan, not to exceed the cost the Company would otherwise be paying if the Executive participated in the Company’s health plan.

The Executive will also be entitled to receive such perquisites as are or have previously been made available to other senior executives of the Company in accordance with Company policies as in effect from time to time. The Executive shall be entitled to reimbursement for reasonable and necessary business expenses incurred by him in the performance of his duties and responsibilities, such expenses to be documented and reimbursed in accordance with the Company’s reimbursement and expenses policies as in effect from time to time. The Executives shall also be entitled to four (4) weeks paid vacation per annum.

The Executive’s employment under the Employment Agreement may be terminated by the Company for Cause, immediately upon the delivery of a notice of termination by the Company to the Executive (except where the Executive is entitled to a cure period under the Employment Agreement, in which case such date of termination shall be upon the expiration of such cure period if such matter constituting Cause is not cured) and shall terminate automatically upon such Executive’s resignation (other than for Good Reason or due to the Executive’s death or disability). If an Executive’s employment is terminated by the Company for Cause, if the Executive resigns other than for Good Reason, or if the term of the Agreement expires, the Executive shall be entitled to receive: (i) any earned but unpaid base salary and/or accrued but unused vacation, and all vested equity; (ii) reimbursement for any unreimbursed business expenses incurred by the Executive in accordance with the Company’s policy prior to the Agreement’s expiration or the date of termination; and (iii) such Employee Benefits, if any, as to which such Executive may be entitled upon termination of employment under the terms of the plan documents and applicable law.

The Executive’s employment under the Employment Agreement may be terminated by the Company other than for Cause, immediately upon the delivery of a notice of termination by the Company to the Executive and shall terminate automatically and immediately upon the Executive’s resignation for Good Reason at the end of any applicable cure period if the circumstances giving rise to Good Reason are not cured. If an Executive’s employment is terminated by the Company other than for Cause, or if the Executive resigns for Good Reason then, in addition to any accrued amounts the Executive shall receive and the Company shall pay to Executive on the date of termination: (i) any earned but unpaid base salary, plus the Executive’s base salary for the balance of the then applicable term, together in a lump sum payment; (ii) payment of the full health insurance costs for the Executive and his family under a Company-provided group health plan or otherwise (or, alternatively as the Executive may choose, reimbursement for the costs of the Executive maintaining his own health insurance plan to the extent provided in Section 4(a) above) for the balance of the then applicable term, provided that any such payment which constitutes deferred compensation under Section 409A of the Code shall be made annually within 30 days after the end of the calendar year in which the health insurance costs were incurred; (iii) in the event of a Change of Control, in addition to the severance payments described above, the Executive shall receive immediate vesting of any then-unvested stock grants or any and all other equity awards; (iv) reimbursement for any vacation days accrued but unused through the date of termination; (v) reimbursement for any business expenses incurred by the Executive in accordance with the Company’s policy prior to the date of termination but not yet reimbursed by the Company; and (vi) such other Employee Benefits, if any, as to which he may be entitled upon termination of employment under the Employment Agreement.

The foregoing summary of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as an exhibit to this report, which is incorporated herein by reference.

Resignation of Director

Effective June 18, 2018, Robert Froehlich resigned as Chairman and a member of the Company’s Board of Directors as well as from his membership in the Board’s Audit, Compensation and Nominations and Corporate Governance Committees; he had served as Chairman of the Nominations and Corporate Governance Committee. In his resignation letter, he stated that his disagreement with the delisting of the Company’s common securities from trading on the Nasdaq Common Market; his disagreement with the board’s approval to make an employer matching contribution to the Company’s 401(k) plan; and his disagreement with the statements made by a board observer concerning the behavior of the Company’s former Chief Executive Officer with regard to a potential transaction involving the Company. A copy of his resignation letter is attached hereto as Exhibit 99.1. All communications furnished by Robert Froehlich concerning the circumstances surrounding his resignation from the board of directors are attached as exhibits to this filing. The board of directors of the Company unanimously disagree with the content of the statements of Robert Froehlich and believe the statements mischaracterize the facts and circumstances described, including his characterization of Mr. Stewart's experience, his characterization of the Company's plans as well as other matters cited by Robert Froehlich.

The Company has furnished him with a copy of this Current Report on Form 8-K on June 21, 2018, providing him with the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the Company herein and if not, stating the respects in which he does not agree. The Company will file any letter received by it from Robert Froehlich as an exhibit by an amendment to this Form 8-K within two business days after receipt.

Appointment of Directors

Effective June 18, 2018, Kristen E. Pigman was appointed by the Board.

As President of The Pigman Companies, LLC (“TPC”), Mr. Pigman coordinates acquisition, planning, financing, development, construction, and disposition of commercial real estate projects for TPC, its partners, and institutional and corporate clients. Before the creation of TPC in 1994, Mr. Pigman was a titled officer and partner of The Koll Company of Newport Beach, CA. Prior to joining Koll in 1989, Mr. Pigman was President of The Sandpiper Companies, a real estate development firm headquartered in Scottsdale, Arizona; and an executive with Coldwell Banker Commercial Real Estate Group. He served as President for five years of the Sacramento Valley Chapter of National Association of Industrial and Office Properties (“NAIOP”) and was a member of the National Board of Directors of NAIOP and Vice Chairman for the NAIOP National Office Development Forum. He also was Vice President of Development and a member of Board of Directors for the Sacramento Area Commerce and Trade Organization, Chairman of the Building Industry Association Commercial Developer’s Council, and a member of numerous other trade organizations and Chambers of Commerce. Mr. Pigman has been and continues to be involved in a number of charitable organizations, including The Comstock Club, Easter Seals, the American Lung Association, the Police Athletic League, the Leukemia Society, The Heart Foundation, the Principal for a Day Program, and the Boy Scouts of America, having attained the rank of Eagle Scout in that organization. Mr. Pigman graduated with honors from The Mercersburg Academy in Mercersburg, PA, accepted an English Speaking Union “Jr. Rhodes” Scholarship and took his ‘A’ levels at The Truro School, Truro, Cornwall, UK, attended Rollins College in Winter Park, FL on a baseball scholarship, and earned a B.S. in Economics cum laude from The University of Maryland.

Effective June 20, 2018, Michael E. Singer was appointed by the Board.

Mr. Singer serves as Executive Vice Chairman and Chief Strategy Officer at National Holdings Corporation. Previously, Mr. Singer served as CEO and President of Ramius, a $13 billion (peak) alternative investment advisory platform. As CEO of Ramius, Mr. Singer directed strategy and execution of the firm's business plan. Ramius partners with talented emerging alternative investment teams providing them seed and working capital, institutional infrastructure, proven sales and marketing and business guidance. During his tenure, he created a salesforce which raised more than $5 billion for the firm's investment teams and closed deals to onboard to the platform five talented hedge fund teams including Margate Capital. Mr. Singer was Co-President of Ivy Asset Management, a Fund of Hedge Funds business with over $15 billion in assets. At Ivy, Mr. Singer established the firm’s strategic plan and ran the day-to-day activities. He began his career at Weiss, Peck & Greer, a $17 billion asset management firm, where he spent nine years and served as Senior Managing Director and Executive Committee Member. He oversaw day-to-day operations, new product development, client relationship management, hedge fund sales and risk functions. Mr. Singer received a Bachelor of Science degree in accounting with honors from Penn State University and a Juris Doctorate from the Emory University School of Law. He is a CPA, frequent contributor to Bloomberg TV Market Makers and author of alternative industry white papers.

The newly appointed directors were appointed until their successors are duly elected and qualified. They were nominated for appointment to the Board by Opportunity Fund I, LLC (“OFI”), which is a part to a Securities Purchase Agreement between OFI and the Company. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated June 20, 2018, between the Company and Michael R. Stewart

99.1	Resignation letter, dated June 18, 2018, of Dr. Robert Froehlich

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: June 21, 2018	By:	/s/ Michael R. Stewart
Michael R. Stewart
Chief Executive Officer